UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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Preliminary Proxy Statement
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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Definitive Proxy Statement

☒ Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

LSB Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Fee paid previously with preliminary materials.
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LSB Industries P.O. BOX 8016, CARY, NC 27512-9903 LSB Industries, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on May 11, 2023 For Stockholders of record as of March 20, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/LXU To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/LXU Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 01, 2023 To order paper materials, use one of the following methods. INTERNET www.investorelections.com/LXU TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. LSB Industries, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Thursday, May 11, 2023 8:30 AM, Central Daylight Time To be held virtually -- please visit www.proxydocs.com/LXU for additional information on virtual meeting registration. You must register to attend the meeting online by 5PM CDT on May 10, 2023 and/or participate at SEE REVERSE FOR FULL AGENDA

LSB Industries, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. PROPOSAL 1. Election of Directors 1.01 Steven L. Packebush 1.02 Diana M. Peninger 1.03 Lynn F. White 2. Proposal to ratify the renewal of Section 382 Rights Agreement. 3. Proposal to ratify Ernst & Young, LLP as the independent registered public accounting firm for 2023. 4. Proposal to approve, on an advisory basis, the named executive officer compensation. 5. Proposal to approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation.